SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|     Preliminary Proxy Statement
|_|      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|  |   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

AFL-CIO Housing Investment Trust
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
| _| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies: _______________________
2)   Aggregate number of securities to which transaction applies: _______________________
3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________________________________________
4)   Proposed maximum aggregate value of transaction: ________________________________
5)   Total fee paid: ____________________________________________________________

| _| Fee paid previously with preliminary materials:

| _| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

[ __________, 2016]

TO PARTICIPANTS, AFL-CIO HOUSING INVESTMENT TRUST

Enclosed is the Notice of a Special Meeting of Participants of the AFL-CIO Housing Investment Trust and a Proxy Statement describing the proposed formation of a subsidiary investment adviser and its registration as an investment adviser under applicable federal or state law and other indicated matters that are expected to come up at the meeting.

Also enclosed is a proxy card for each Participant noting the number of Units held by that Participant and the exact name in which those Units are registered.  A Participant that does not wish to send a representative to the meeting should vote its Units by mail, Internet or facsimile, as described herein, as soon as possible.

Sincerely,

Stephen Coyle
Chief Executive Officer

Please Vote Within Five Days of Receipt

SC/mo
opeiu #2, afl-cio

Enclosures

AST One Proxy Services                          Participant ID:
P.O. Box 60
Ridgefield Park NJ 07660-9907                      Number of Units:

[Participant Control No.]

[Participant Name]
[Participant Address]

The Units of Participation represented hereby will be voted in accordance with instructions contained in this Proxy.

The undersigned hereby appoints Erica Khatchadourian and Thalia Lankin and each of them with power to act without the other and with full power of substitution, as proxies for and on behalf of the undersigned, to vote all Units of Participation which the undersigned is entitled to vote at the Special Meeting (including any postponements or adjournments thereof, the "Special Meeting") of Participants of the AFL-CIO Housing Investment Trust (the "Trust" or the "HIT") to be held June 14, 2016, with all the powers that the undersigned would possess if personally present.  The undersigned hereby ratifies and confirms all that said proxies or their substitutes or any of them may lawfully do by virtue hereof.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the Proxy Statement dated [ ________, 2016].

Please sign your name and indicate your capacity as attorney, trustee or official of a Participant.

Dated:  [ _________, 2016]

By: __________________________________________
      (Signature)

        ________________________________________________
        (Name – Please Print)
Title: _________________________________________
        (Please Print)

_______________________________________________________________________________________________________________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.

IMPORTANT: PLEASE VOTE THIS PROXY WITHIN FIVE (5) DAYS OF RECEIPT.
                              THIS PROXY MAY BE VOTED IN ANY OF THREE (3) WAYS:

BY MAIL:  PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                       SELF-ADDRESSED, STAMPED ENVELOPE.

BY FACSIMILE:  PLEASE SIGN, DATE AND FAX BOTH SIDES OF THIS PROXY TO (201) 806-4191.

BY INTERNET: PLEASE GO TO https://www.proxyonline.com AND ENTER THE CONTROL NUMBER
                             INDICATED IN THE BOX ABOVE.

PLEASE NOTE THAT ALL VOTES MUST BE TIME-STAMPED OR POSTMARKED
BY MIDNIGHT ON JUNE 13, 2016.

AFL -CIO HOUSING INVESTMENT TRUST
PROXY

Special Meeting of Participants

The Board of Trustees recommends that you vote "FOR" Proposal I:

(I)  To approve the formation of a wholly-owned subsidiary investment adviser entity and its registration as an investment adviser under applicable federal or state law:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

ANY PROXY RECEIVED AND NOT MARKED OTHERWISE WILL BE TREATED AS A VOTE FOR PROPOSAL I.  THE PROXIES ARE AUTHORIZED AND RESERVE THE RIGHT TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

TAG ID:

AFL-CIO Housing Investment Trust

NOTICE OF A SPECIAL MEETING OF PARTICIPANTS

To Participants, AFL-CIO Housing Investment Trust:

Notice is hereby given that a Special Meeting of Participants (including any postponements or adjournments thereof, the "Special Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust" or the "HIT"), a District of Columbia common law trust, will be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037, on June 14, 2016, at 11:00 a.m. for the following purpose:

I.	To approve the formation of a wholly-owned subsidiary investment adviser entity and its registration as an investment adviser under applicable federal or state law.

[  ___________, 2016] has been fixed as the record date for the determination of Participants entitled to notice of and to vote at the Special Meeting.  Accordingly, only Participants of record on that date are entitled to notice of and to vote at the Special Meeting or at any such adjournment(s).

By Order of the Board of Trustees,

Stephen Coyle
Chief Executive Officer

Dated:     [____________, 2016]

AFL-CIO HOUSING INVESTMENT TRUST

PROXY STATEMENT

[ _____________, 2016]

General Matters
This Proxy Statement and accompanying proxy card are being sent on [  _____________, 2016], in connection with the solicitation of proxies for use at a Special Meeting of Participants (including any postponements or adjournments thereof, the "Special Meeting") of the American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust (the "Trust" or the "HIT") to be held at the offices of the Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037, on June 14, 2016, beginning at 11:00 a.m.
A copy of the HIT's Annual Report for the year ended December 31, 2015, together with financial statements for the corresponding fiscal year, were previously mailed to each Participant entitled to vote at the Special Meeting.  The HIT will furnish, without charge, a copy of the Annual Report for 2015 and the most recent Semi-Annual Report succeeding the Annual Report to any Participant that requests one.  Requests for reports should be made by placing a collect call to the HIT, at (202) 331-8055, and directing the call to the Marketing and Investor Relations Department.  Written requests may be directed to the Managing Director of Marketing, AFL-CIO Housing Investment Trust, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037.  Participant Reports may also be accessed on the HIT's website at www.aflcio-hit.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE PARTICIPANTS SPECIAL MEETING TO BE HELD ON JUNE 14, 2016:

The Proxy Statement, Proxy Card, Notice of a Special Meeting of Participants, the related cover letter and a copy of the Trust's two most recent Participant Reports are available at https://www.proxyonline.com.

ABOUT THE MEETING
WHAT IS THE PURPOSE OF THE SPECIAL MEETING?
At the Special Meeting, Participants will act upon the matters outlined in the accompanying notice of Special Meeting, including approval of the HIT's proposal to create a wholly-owned subsidiary investment adviser and its registration under applicable federal or state law.  In addition, at the Special Meeting the HIT's management will respond to questions from Participants.  It is proposed that the wholly-owned investment adviser will provide investment advisory services to, among other things, private funds, collective investment funds, and separate accounts that offer exposure to real estate related investments.  The HIT's portfolio will continue to be managed by its own internal professionals, and there will be no changes to its operations or investment objectives.
WHO IS ENTITLED TO VOTE?
[ ______________, 2016], is the record date for the determination of Participants entitled to notice of and to vote at the Special Meeting (the "Record Date").  On the Record Date there were

[____________.___ ] Units of Participation of the HIT outstanding.  Each Unit of Participation is entitled to one vote.  No shares of any other class of securities were outstanding as of that date.
Only Participants of record on the Record Date, or their duly appointed proxies, will be entitled to vote at the Special Meeting.  As of the Record Date, the Trustees of the HIT as a group owned less than 1% of the Units of Participation of the Trust.  As of the Record Date, no person was known by the HIT to own beneficially or of record 5% or more of Units of Participation of the HIT except as follows:
New York City Employees' Retirement System.
WHO CAN ATTEND THE SPECIAL MEETING?
All Participants of record on the Record Date, or their duly appointed proxies, may attend the Special Meeting.
WHAT CONSTITUTES A QUORUM?
A quorum for the Special Meeting is the presence in person or by proxy of Participants holding a majority of Units outstanding on the Record Date.  On the Record Date [___________.___ ] Units of Participation of the HIT were outstanding.  Proxies received but marked as abstentions will be included in the calculation of the number of Units considered to be present at the Special Meeting.
HOW DO I VOTE?

By Mail:  If the proxy card that is enclosed with this Proxy Statement is properly executed, dated and returned, the Units of Participation it represents will be voted at the Special Meeting in accordance with the instructions noted thereon.  If no direction is indicated, the proxy card will be voted in accordance with the Trustees' recommendations set forth thereon.  Participants are reminded to complete both sides of the proxy card before mailing.
By Facsimile:  If the proxy card that is enclosed with this Proxy Statement is properly executed, dated and returned via facsimile to (201) 806-4191, the Units of Participation it represents will be voted at the Special Meeting in accordance with the instructions noted thereon.  If no direction is indicated, the proxy card will be voted in accordance with the Trustees' recommendations set forth thereon.  Participants are reminded to include both sides of the proxy card when sending via facsimile.
By Internet:  If the proxy card is properly voted through the Internet, the Units of Participation it represents will be voted at the Special Meeting in accordance with the instructions noted thereon.  If no direction is indicated, the proxy card will be voted in accordance with the Trustees' recommendations set forth thereon.
To vote by proxy through the Internet:
1)	Use a web browser to go to https://www.proxyonline.com.
2)	Enter the Control Number* that is included on the proxy card provided with this mailing.

*Please note that the Control Number is CASE-SENSITIVE.  Please type the Control Number into the appropriate screen exactly as it is shown on the enclosure and follow the on-screen directions.  Participants voting by Internet will have an opportunity to review their voting instructions on each proposal, and make any changes, before submitting their voting instructions and terminating their Internet link.
In Person:  By attending the Special Meeting and voting your Units.

All votes must be time stamped or postmarked, as applicable, by midnight on June 13, 2016.
CAN I CHANGE MY VOTE AFTER GIVING A PROXY?
Yes.  Any Participant giving a Proxy may revoke it at any time before it is exercised by giving written notice of such revocation to the HIT bearing a date later than the date of the Proxy, by submission of a later dated Proxy, or by voting in person at the Special Meeting, which any Participant may do whether or not such Participant has previously given a Proxy.
WHAT ARE THE BOARD OF TRUSTEES' RECOMMENDATIONS?
Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Trustees.  The Board's recommendation with respect to each item is set forth together with the description of such item in this Proxy Statement.  In summary, the Board recommends a vote:
•	FOR approval of the formation of a wholly-owned subsidiary investment adviser entity and its registration under applicable state or federal law (see page 4).
With respect to any other matter that properly comes before the Special Meeting, the proxy holders will vote as recommended by the Board of Trustees or, if no recommendation is given, in their own discretion.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
The vote required for approval of Proposal I will be an affirmative vote of a majority of the Units represented in person or by proxy at the Special Meeting.  Each Unit is entitled to one vote.  Abstentions will not be included in the calculation of the number of Units voted affirmatively for a proposal.
WHO IS MAKING THE SOLICITATION ON BEHALF OF THE TRUST?
The Proxy is being solicited by the Board of Trustees of the HIT through the mail.  The cost of solicitation will be paid by the HIT.  Further solicitation of proxies may be made by telephone or oral communication with some Participants following the original solicitation.  Any such further solicitation will be made by Trustees or officers of the HIT who will not be compensated therefor.  The date on which proxy materials were first mailed to Participants was [ ____________, 2016].

APPROVAL OF FORMATION AND REGISTRATION OF INVESTMENT ADVISER
PROPOSAL I: TO APPROVE THE FORMATION OF A WHOLLY-OWNED SUBSIDIARY INVESTMENT ADVISER ENTITY AND ITS REGISTRATION AS AN    INVESTMENT ADVISER UNDER APPLICABLE FEDERAL OR STATE LAW

Why Create an Investment Adviser Subsidiary?

Unlike most investment advisers that are legally separate from the investment companies that they manage, which permits them to provide advisory services to multiple funds and other clients, the HIT is internally-managed, making it signiﬁcantly more diﬃcult to expand and diversify advisory services under its current structure.

Providing advisory services through an investment adviser entity that is wholly-owned and controlled by HIT ("Adviser Subsidiary") would be beneﬁcial to HIT's shareholders.  Among other beneﬁts of this approach, it would allow the HIT to use its current resources – e.g., its investment professionals – to increase HIT's income, while at the same time allow an expansion of advisory personnel and advisory activities.  It also would allow the HIT to shield itself from potential liabilities associated with such advisory activities to which the HIT would be exposed were it to engage in those activities directly.

The HIT has developed a wide range of investment capacity and experience, extensive knowledge of US real estate markets, and a network of relationships with for-profit and non-profit developers, city, state and federal housing and economic development officials, local labor leadership, and public, private, and non-profit capital providers.  The development of this unique network and extensive expertise would enable HIT's professional staff to, among other things, develop and manage investment vehicles that would offer new types of financing for housing and other community development projects, while creating new, prudent investment opportunities for potential clients and investors. The ability to leverage the resources of HIT through the Adviser Subsidiary represents an attractive business opportunity, offering the HIT's clients and investors new opportunities to earn competitive returns while furthering the collateral objectives of adding to the number of union built affordable housing, participating in economic and community development projects and creating union construction jobs in the development process.

Through HIT's experience in raising capital, its staff is aware of both the keen interest among Taft-Hartley and public pension funds to identify managers that can provide competitive, market rate returns and important collateral benefits, such as job creation and economic and community development.  The HIT is also attuned to the unique needs of developers, local project sponsors, and community leaders in bringing proposed developments to the market.  An Adviser Subsidiary would be well suited to address this market demand and to manage investment capital in the same professional manner the HIT staff manages the HIT, and in the best tradition of the American Labor Movement.

Why Undertake these Activities through a Subsidiary Entity?

The HIT has sought no-action relief from the staff ("Staff") of the Division of Investment Management of the Securities and Exchange Commission ("Commission") to permit the HIT to form a and register an Adviser Subsidiary.

The Board of Trustees ("Board") believes it would be beneficial to the HIT to expand the scope of the HIT's advisory services beyond the management of HIT's portfolio to allow the management of, through the Adviser Subsidiary, real estate related private funds, collective investment funds, and separate accounts.

The formation and registration of an Adviser Subsidiary is not proposed to change the management of the HIT's portfolio. The HIT will continue to be managed internally by its professional staff, and there will be no changes to its legal structure, operations or investment objectives.  However, as an internally managed investment company, the HIT's structure is unlike most other mutual funds in the U.S.  Most funds have investment advisers that are legally separate from the investment companies that they manage and therefore able to provide advisory services to multiple funds and clients.  The HIT is managed by staff internal to the fund itself, making it significantly more difficult to expand and diversify advisory services.

The Board has determined that the provision of advisory services through an Adviser Subsidiary that is wholly owned and controlled by the HIT would be the most beneficial structure for the HIT's participants.  First, as a wholly-owned subsidiary of the HIT, the Adviser Subsidiary, if successful, could generate dividends to the HIT that would add to the HIT's investment income. Second, it is anticipated that a number of the HIT's employees will also become employees of the Adviser Subsidiary.  As the Adviser Subsidiary brings new assets under management, this will allow for a more efficient utilization of HIT's professional and administrative staff and the distribution of personnel costs across different investment products.  Third, by developing new investment tools and products, the Adviser Subsidiary would allow the investment staff to broaden their understanding of US real estate markets, and enhance their knowledge of local economic and community development trends and opportunities. It would also expand further their networks of sponsors, developers, lenders and local leadership, who are important contributors to a project's success. All of which could inure to the benefit of its clients and the HIT.

In addition, the formation and registration of an Adviser Subsidiary would allow the Trust to shield itself from potential liabilities associated with such advisory activities to which it would be exposed were the HIT to engage in those activities directly.  It is also possible that the new investment advisory services that HIT proposes to oﬀer through the Adviser Subsidiary would likely be more marketable to potential new clients and investors if those investment advisory services were provided directly by an investment adviser company.

The HIT believes that the Adviser Subsidiary should be a Delaware Corporation or limited liability company structure.  This should insulate the Trust from any potential liabilities associated with the Adviser Subsidiary.  In addition, providing investment advisory services in this structure is intended to avoid any impact on the HIT's tax status under Subchapter M of the Internal Revenue Code of 1954, as amended.

How Will the Adviser Subsidiary Operate in Relation to the HIT?

Staffing

As noted above, subject to oversight by the HIT Board, the day-to-day administration of the Adviser Subsidiary's activities would be the responsibility of certain HIT staff.  It is expected that, initially, many of the officers and employees of the HIT will hold similar positions as officers and employees of the Adviser Subsidiary. As the fund or separate accounts managed by the Adviser Subsidiary grow in net assets, the company would bring on professional staff dedicated to the management of its program.

The investment management business is very competitive, and the HIT does not know what, if any, clients the Adviser Subsidiary will be able to attract or the amount of income the Adviser Subsidiary may be able to generate by providing investment advisory services.  Were the Adviser Subsidiary business to grow in size significantly, there would be an expansion of the Adviser Subsidiary's or HIT's staff as the investment advisory business grows.  If this were to be the case both the HIT and potential clients of the Adviser Subsidiary could benefit from this expansion of capacity.

Cost of Operations

It is expected that the Adviser Subsidiary will use certain employees and facilities of the HIT to provide the advisory services. Operating expenses attributable to the Adviser Subsidiary (including an allocation of expenses for employees of the HIT) will be borne by it.  Notwithstanding, the HIT will cover initial operating period expenses of the Adviser Subsidiary with the expectation of repayment.  Net fee income generated by the Adviser Subsidiary, if any, would be periodically distributed in the form of dividends to the HIT.  These dividend payments would provide income to HIT. However, no assurance can be provided that advisory fees to be generated by the Adviser Subsidiary will exceed the Adviser Subsidiary's operating expenses.

Governance

Applicable federal and state laws and regulations govern how a registered investment adviser attracts new clients, describes itself and its services, contracts with clients, custodies client assets, trades client accounts, and manages and discloses potential conflicts of interest.  A registered investment adviser is also subject to periodic regulatory examination, extensive recordkeeping requirements and the maintenance and periodic assessment of comprehensive compliance programs, including codes of ethics.  All of an investment adviser's activities are further subject to an overarching fiduciary duty that requires it to act in the best interests of its clients. The Adviser Subsidiary, whether initially registered at the federal or state level, which would depend on the amount of its assets under management, would be subject to all of the foregoing, including oversight by relevant regulatory authorities and would endeavor to maintain a governance and oversight structure consistent with industry best practices.

The HIT's Board would review, at least annually and more frequently during the initial operating period, the investment advisory business of the Adviser Subsidiary to determine whether such business should be continued and whether the beneﬁts derived by HIT from the Adviser Subsidiary's business warrant the continued ownership of the Adviser Subsidiary. If appropriate, the HIT Board would approve (by a vote of at least a majority of its directors who are not "interested persons" as deﬁned in the Investment Company Act of 1940) at least annually such continuation.  In addition, the HIT's Board would appoint a Board of Managers/Directors for the Adviser Subsidiary that will be charged with oversight of its operations, with such appointment subject to annual review.

Policies and Procedures

Registered investment advisers must have in place compliance policies and procedures that govern the duties and responsibilities of its staff as it relates to managing multiple client relationships.  To the extent that HIT employees will have similar duties to both the HIT and the Adviser Subsidiary, the Adviser Subsidiary would adopt compliance policies and procedures to mitigate potential conflicts of interest.

The Adviser Subsidiary would seek to solicit clients that may include, but not be limited to, registered investment companies, collective investment funds, U.S. and non-U.S. unregistered investment companies and non-investment fund clients, such as institutional investors and separate account clients.

In order to mitigate any potential conflicts of interest, the Adviser Subsidiary, the HIT or both would institute policies and procedures to ensure that the purchase and sale of securities for the HIT's investment portfolio and for each client account managed by the Adviser Subsidiary or the HIT are conducted in a manner designed to treat all accounts fairly and not give priority to either the HIT's investment portfolio or to any client account.

What Activities will the Investment Adviser Subsidiary Undertake Initially?

HIT investment staff currently identifies potential investments for the HIT portfolio through an extensive network of developers, non-profits, city development officials, labor leadership and community organizations in the markets where it invests.  Through this network of relationships, the HIT identifies and, on occasion, helps structure the multifamily mortgage-backed securities in which it invests.  In the course of this process the HIT may encounter project sponsors and others in the development community in need of additional sources of capital to enable their projects to move forward.

To respond to this market demand, the Adviser Subsidiary may initially serve as investment adviser to a commingled investment fund concentrating on housing and economic and community development.  The fund's focus would be on real estate investing that is designed, in part, to meet the predevelopment needs of project sponsors or to provide bridge financing of tax credits or other public contributions. The purpose of the financing is to bring the projects into the construction phase. The Trust could be a secured investor in the construction and permanent financing of such projects, provided they meet the Trust's investment criteria and applicable regulatory requirements. This focus would efficiently leverage the HIT staff's investment skills, experience, market knowledge, and network of relationships and provide an innovative investment vehicle designed to earn competitive returns for investors and, as a collateral objective, to achieve construction employment opportunities for union members.

Board Recommendation

The Board has concluded that it is in the best interests of the HIT's Participants to form and register a wholly-owned investment adviser entity under applicable federal or state law.  The Board has further concluded that the HIT's current executive leadership, investment and portfolio management staff, sources of information, and facilities could be utilized by the Adviser Subsidiary to provide investment management services to outside accounts and commingled pooled funds; that this can be accomplished with relatively little additional expense; and that this is likely to result in, among other things, generating additional revenues to offset the operating expenses of the HIT.

The Board of Trustees unanimously recommends that you vote FOR Proposal I thereby approving the formation of a wholly-owned subsidiary investment adviser entity and its registration under applicable federal or state law.

PROPOSALS FOR 2016 ANNUAL MEETING OF PARTICIPANTS

Participants who wish to make a proposal to be included in the Trust's Proxy Statement and form of Proxy for the Trust's 2016 Annual Meeting of Participants (expected to be held in December 2016) must cause such proposal to be received by the Trust at its principal office not later than May 31, 2016.
OTHER MATTERS
The Trust is currently managed by internal staff and has no advisory contract with an independent investment adviser.
At the date of this Proxy Statement, the Trustees know of no other matters that may come before the Meeting.  If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Units represented by such Proxy in accordance with their best judgment.
Participants who are unable to attend the Meeting in person are urged to forward their Proxies without delay.  A prompt response will be appreciated.

By Order of the Board of Trustees,

Stephen Coyle
Chief Executive Officer